EXHIBIT 99.1

Anchor BanCorp Wisconsin Inc. Announces Fourth Quarter and Fiscal Year Earnings

MADISON, Wis., June 16, 2008 (PRIME NEWSWIRE) -- Anchor BanCorp Wisconsin Inc. (Nasdaq:ABCW) announced net income of $5.6 million for the quarter ended March 31, 2008, and net income of $31.1 million for the twelve-month period ended March 31, 2008. This compares to $8.2 million for the same quarter in 2007 and $39.0 million for the twelve-month period ended March 31, 2007.

During the quarter ended March 31, 2008, loan loss provisions were increased to $10.4 million versus $4.1 million for the same period a year ago. Net interest income rose to $35.1 million for the quarter ended March 31, 2008, as compared to $29.8 million for the same period in 2007 and increased to $129.0 million for the twelve-month period ended March 31, 2008, versus $128.0 million for the same period in 2007.

Douglas J. Timmerman, Chairman, stated, "Like our peers, we are facing an increase in the number of non-performing, or "substandard," loans in our portfolio, making it prudent for us to add funds to our reserve for possible loan losses. However, as of March 31, 2008, a total of only seven borrowers accounted for nearly 50 percent of our total substandard loan exposure. In addition, as of March 31, 2008, our rate of residential delinquencies and foreclosures stands at 0.43 percent, and this level compares favorably with the 4.10 percent in the state of Wisconsin and 6.35 percent in the Nation as a whole, as reported by the Mortgage Bankers Association for the same period."

Benefitting from lower interest rates, cost of funds declined to 3.31 percent for the quarter ending March 31, 2008, from 4.08 percent the previous year.

"With the successful integration of S&C Banco's 13 Northwest Wisconsin branches into AnchorBank, along with organic growth, our total assets crossed the $5 billion mark. The addition of this presence in the Northwest region of the State allows AnchorBank to truly serve the homes and businesses across the majority of Wisconsin," said Timmerman. Total assets ended the fiscal year at $5.1 billion, a 13.4 percent increase over the previous fiscal year. Deposits increased to $3.5 billion as of March 31, 2008, up 9.0 percent from the previous year.

Diluted earnings per share were $.27 for the quarter ended March 31, 2008, as compared to $.38 for the same quarter last year. Diluted earnings per share were $1.48 for the twelve-month period ended March 31, 2008, which compares to $1.80 for the same twelve-month period last year. Book value increased to $16.17 as of March 31, 2008, up 3.99 percent versus the prior year.

Anchor BanCorp's stock is traded on the over-the-counter market under the NASDAQ symbol ABCW. AnchorBank fsb, the wholly-owned subsidiary, has 74 full service offices and two loan origination only offices. All are located in Wisconsin.

For more information, contact Dale C. Ringgenberg, CFO, at (608) 252-1810 or Douglas J. Timmerman, Chairman, at (608) 252-8782.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Anchor BanCorp. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include changes in general economic conditions, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines affecting reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor BanCorp's forward-looking statements.

                      ANCHOR BANCORP WISCONSIN INC.
                          FINANCIAL HIGHLIGHTS
 ----------------------------------------------------------------
                (Dollars in thousands - except per share amounts)
                                     (Unaudited)

                         Three Months Ended   Twelve Months Ended
                              March 31,             March 31,
                         ------------------  --------------------
                            2008      2007       2008       2007
                         ------------------  --------------------
 Operations Data:
  Net interest income    $ 35,066  $ 29,834  $ 129,005  $ 128,046
  Provision for loan
   losses                  10,393     4,050     22,551     11,255
  Net gain on sale of
   loans                    2,984       465      6,853      3,459
  Real estate investment
   partnership revenue        457     2,851      8,623     18,977
  Other non-interest
   income                  10,121     8,205     36,111     31,563
  Real estate investment
   partnership cost of
   sales                      548     3,153      8,489     17,607
  Other non-interest
   expense                 29,249    21,410     99,172     89,866
  Minority interest in
   loss of real estate
   partnership
   operations                 (43)     (573)      (402)      (241)
  Income before income
   taxes                    8,481    13,315     50,782     63,558
  Income taxes              2,838     5,086     19,650     24,586
  Net income                5,643     8,229     31,132     38,972

 Selected Financial
  Ratios (1):
  Yield on earning
   assets                    6.10%     6.73%      6.25%      6.71%
  Cost of funds              3.31      4.08       3.65       3.80
  Interest rate spread       2.79      2.65       2.60       2.91
  Net interest margin        2.84      2.81       2.72       3.06
  Return on average
   assets                    0.43      0.74       0.63       0.89
  Return on average
   equity                    6.56      9.72       9.17      11.75
  Average equity to
   average assets            6.55      7.61       6.82       7.55
  Non-interest expense
   to average assets         2.27      2.21       2.16       2.45

 Per Share:
  Basic earnings per
   share                 $   0.27  $   0.39  $    1.48  $    1.82
  Diluted earnings per
   share                     0.27      0.38       1.48       1.80
  Dividends per share        0.18      0.17       0.71       0.67
  Book value per share      16.17     15.55      16.17      15.55

                                         March 31,
                                  -----------------------  Percent
                                     2008         2007      Change
                                  -----------------------  --------
 Financial Condition:
  Total assets                    $5,149,557   $4,539,685    13.4%
  Loans receivable, net
   Held for sale                       9,669        4,474   116.1
   Held for investment             4,202,833    3,874,049     8.5
  Investment securities available
   for sale, at fair value            87,036       73,545    18.3
  Mortgage-related securities
   available for sale, at fair
   value                             269,370      247,971     8.6
  Mortgage-related securities held
   to maturity, at amortized cost         59           68   (13.2)
  Deposits                         3,539,994    3,248,246     9.0
  Borrowings                       1,206,761      900,477    34.0
  Stockholders' equity               345,116      336,866     2.4
  Allowance for loan losses           38,285       20,517    86.6
  Non-performing assets              109,979       54,452   102.0

 ---------------------------------
 (1) Annualized when appropriate.

 ------------------------------------------------------------------
                     ANCHOR BANCORP WISCONSIN INC.
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
 ------------------------------------------------------------------
                           (Unaudited)
                                              March 31,   March 31,
                                                 2008        2007
                                             ----------------------
                                                  (In Thousands)
 Assets
  Cash and cash equivalents                  $  257,743  $  122,038
  Investment securities available for sale,
   at fair value                                 87,036      73,545
  Mortgage-related securities available for
   sale, at fair value                          269,370     247,971
  Mortgage-related securities held to
   maturity, at amortized cost                       59          68
  Loans receivable, net
   Held for sale                                  9,669       4,474
   Held for investment                        4,202,833   3,874,049
  Foreclosed properties and repossessed
   assets, net                                    8,247       7,411
  Real estate held for development and sale      59,002      60,303
  Office properties and equipment                47,916      32,034
  Other assets                                  207,682     117,792
                                             ----------  ----------
    Total assets                             $5,149,557  $4,539,685
                                             ==========  ==========
 Liabilities and Stockholders' Equity
  Deposits
   Non-interest bearing                      $  280,897  $  241,234
   Interest bearing                           3,259,097   3,007,012
                                             ----------  ----------
    Total deposits                            3,539,994   3,248,246
 Short-term borrowings                          232,289     472,400
 Long-term borrowings                           974,472     428,077
  Other liabilities                              51,605      46,610
                                             ----------  ----------
    Total liabilities                         4,798,360   4,195,333
                                             ----------  ----------

  Minority interest in real estate
   partnerships                                   6,081       7,486
                                             ----------  ----------

  Preferred stock, $.10 par value, 5,000,000
   shares authorized, none outstanding               --          --
  Common stock, $.10 par value, 100,000,000
   shares authorized, 25,363,339 shares
   issued                                         2,536       2,536
  Additional paid-in capital                     72,300      72,122
  Retained earnings, substantially
   restricted                                   374,593     359,570
  Accumulated other comprehensive income
   (loss)                                         1,864        (542)
  Treasury stock (4,015,169 shares and
   3,694,245 shares, respectively), at cost    (100,930)    (91,751)
  Deferred compensation obligation               (5,247)     (5,069)
                                             ----------  ----------
    Total stockholders' equity                  345,116     336,866
                                             ----------  ----------
    Total liabilities, minority interest
     and stockholders' equity                $5,149,557  $4,539,685
                                             ==========  ==========

 ------------------------------------------------------------------
                      ANCHOR BANCORP WISCONSIN INC.
                    CONSOLIDATED STATEMENTS OF INCOME
 ------------------------------------------------------------------
                                   (Unaudited)

                             Three Months Ended  Twelve Months Ended
                                 March 31,            March 31,
                               2008      2007      2008      2007
                             ------------------  ------------------
                               (In Thousands - except per share
                                             amounts)

 Interest income:
  Loans                      $ 70,229  $ 66,876  $276,706  $261,655
  Mortgage-related
   securities                   3,523     3,061    12,701    12,139
  Investment securities           947       999     4,566     4,581
  Interest-bearing deposits       569       433     2,702     2,317
                             --------  --------  --------  --------
   Total interest income       75,268    71,369   296,675   280,692
 Interest expense:
  Deposits                     29,363    31,684   123,269   116,404
  Short-term borrowings         2,397     5,506    25,577    15,537
  Long-term borrowings          8,442     4,345    18,824    20,705
                             --------  --------  --------  --------
   Total interest expense      40,202    41,535   167,670   152,646
                             --------  --------  --------  --------
   Net interest income         35,066    29,834   129,005   128,046
 Provision for loan losses     10,393     4,050    22,551    11,255
                             --------  --------  --------  --------
  Net interest income after
   provision for loan losses   24,673    25,784   106,454   116,791
 Non-interest income:
 Real estate investment
  partnership revenue             457     2,851     8,623    18,977
 Loan servicing income            796     1,279     5,031     4,847
 Credit enhancement income        434       419     1,705     1,672
 Service charges on deposits    3,609     2,594    13,039    10,223
 Investment and insurance
  commissions                     904       819     3,961     3,620
 Net gain on sale of loans      2,984       465     6,853     3,459
 Net gain (loss) on sale of
  investments and mortgage-
  related securities              499      --         514      (283)
 Other revenue from real
  estate partnership
  operations                    2,475     1,975     7,440     6,560
 Other                          1,404     1,119     4,421     4,924
                             --------  --------  --------  --------
   Total non-interest income   13,562    11,521    51,587    53,999
 Non-interest expense:
  Compensation                 12,921     9,892    46,850    43,537
  Real estate investment
   partnership cost of sales      548     3,153     8,489    17,607
  Occupancy                     2,999     2,111     8,755     7,999
  Furniture and equipment       1,980     1,452     6,629     5,918
  Data processing               1,756     1,526     6,274     6,031
  Marketing                       791       771     4,047     4,234
  Other expenses from real
   estate partnership
   operations                   3,396     2,196    10,172     8,831
  Other                         5,406     3,462    16,445    13,316
                             --------  --------  --------  --------
   Total non-interest
    expense                    29,797    24,563   107,661   107,473
                             --------  --------  --------  --------
  Minority interest in loss
   of real estate
   partnership operations         (43)     (573)     (402)     (241)
                             --------  --------  --------  --------
   Income before income
    taxes                       8,481    13,315    50,782    63,558
 Income taxes                   2,838     5,086    19,650    24,586
                             --------  --------  --------  --------
   Net income                $  5,643  $  8,229  $ 31,132  $ 38,972
                             ========  ========  ========  ========

 Earnings per share:
 Basic                       $   0.27  $   0.39  $   1.48  $   1.82
 Diluted                         0.27      0.38      1.48      1.80

CONTACT:  Anchor BanCorp Wisconsin Inc.
          Dale C. Ringgenberg, CFO
            (608) 252-1810
          Douglas J. Timmerman, Chairman
            (608) 252-8782